EXHIBIT 99.1


                              ISLAND PACIFIC, INC.

                            CERTIFICATION PURSUANT TO

                             18 U.S.C. SECTION 1350,

                             AS ADOPTED PURSUANT TO

                  SECTION 906 OF THE SARBANES/OXLEY ACT OF 2002

         In connection with the Annual Report of Island Pacific, Inc. (the "Company") on Form 10-K/A for the year ended March 31, 2003 as filed with the Securities and Exchange Commission (the "Report"), I, Harvey Braun, Chairman of the Board and Chief Executive Officer of the Company, certify, pursuant to
Section 1350 of Chapter 63 of Title 18, United States Code, that this Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                   By:  /s/ HARVEY BRAUN
                                        -----------------------------
                                        Harvey Braun
                                        Chairmand of the Board and Chief
                                        Executive Officer
                                        (Principal Executive Officer and
                                        Principal Financial Officer)

Date: August 14, 2003